DIGITALBRIDGE

SUPPLEMENTAL FINANCIAL REPORT

First Quarter 2022

May 5, 2022

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the duration and severity of the current novel coronavirus (COVID-19) pandemic, driven by, among other factors, the treatment developments and public adoption rates and effectiveness of COVID-19 vaccines against emerging variants of COVID-19 such as the Delta and Omicron variants; the impact of the COVID-19 pandemic on the global market, economic and environmental conditions generally and in the digital and communications technology and investment management sectors; the effect of COVID-19 on the Company's operating cash flows, debt service obligations and covenants, liquidity position and valuations of its real estate investments, as well as the increased risk of claims, litigation and regulatory proceedings and uncertainty that may adversely affect the Company; our status as an owner, operator and investment manager of digital infrastructure and real estate and our ability to manage any related conflicts of interest; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the impact of initiatives related to our digital transformation, including the strategic investment by Wafra and the formation of certain other investment management platforms, on our growth and earnings profile; whether the transactions with Wafra and AMP Capital will be completed within the time frame and on the terms anticipated or at all, and whether we will realize any of the anticipated benefits from the transactions; whether we will realize any of the anticipated benefits of our strategic partnership with Wafra, including whether Wafra will make additional investments in our Digital IM and Digital Operating segments; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital industry effectively; the impact to our business operations and financial condition of realized or anticipated compensation and administrative savings through cost reduction programs; our ability to redeploy the proceeds received from the sale of our non-digital legacy assets within the timeframe and manner contemplated or at all; our business and investment strategy, including the ability of the businesses in which we have a significant investment (such as BRSP) to execute their business strategies; BRSP's trading price and its impact on the carrying value of the Company's investment in BRSP, including whether the Company will recognize further other-than-temporary impairment on its investment in BRSP; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to grow our business by raising capital for the companies that we manage; our ability to deploy capital into new investments consistent with our digital business strategies, including the earnings profile of such new investments; the availability of, and competition for, attractive investment opportunities; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our ability to satisfy and manage our capital requirements; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; changes in interest rates and the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; adverse domestic or international economic conditions, including those resulting from the COVID-19 pandemic, supply chain difficulties and possible inflation; the impact of legislative, regulatory and competitive changes; the risks of the transition from a REIT to a C-corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; and our understanding of our competition; and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including the financial metrics defined below, of which the calculations may differ from methodologies utilized by other REITs for similar performance measurements, and accordingly, may not be comparable to those of other REITs.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): The Company calculates Adjusted EBITDA by adjusting Core FFO to exclude cash interest expense, preferred dividends, tax expense or benefit, earnings from equity method investments, placement fees, realized carried interest and incentive fees and revenues and corresponding costs related to installation services. The Company uses Adjusted EBITDA as a supplemental measure of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.

FFO, Core FFO, AFFO and Distributable Earnings:
The Company calculates funds from operations (FFO) in accordance with standards established by the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) real estate-related depreciation and amortization; (ii) impairment of depreciable real estate and impairment of investments in unconsolidated ventures directly attributable to decrease in value of depreciable real estate held by the venture; (iii) gain from sale of depreciable real estate; (iv) gain or loss from a change in control in connection with interests in depreciable real estate or in-substance real estate; and (v) adjustments to reflect the Company's share of FFO from investments in unconsolidated ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity investments, and debt securities, as applicable.
The Company computes core funds from operations (Core FFO) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) equity-based compensation expense; (ii) effects of straight-line rent revenue and expense; (iii) amortization of acquired above- and below-market lease values; (iv) debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts; (v) non-real estate depreciation, amortization and impairment; (vi) restructuring and transaction-related charges; (vii) non-real estate loss (gain), fair value loss (gain) on interest rate and foreign currency hedges, and foreign currency remeasurements except realized gain and loss from digital assets within the Corporate and Other segment; (viii) net unrealized carried interest; and (ix) tax effect on certain of the foregoing adjustments. The Company’s Core FFO from its interest in BrightSpire Capital, Inc. (NYSE: BRSP) represented the cash dividends declared in the reported period. The Company excluded results from discontinued operations in its calculation of Core FFO and applied this exclusion to prior periods.
The Company computes adjusted funds from operations (AFFO) by adjusting Core FFO for recurring capital expenditures necessary to maintain the operating performance of its properties. The Company's calculation of AFFO is equivalent to Distributable Earnings (DE), the alternative asset manager industry standard metric, which the Company is adopting following its conversion from a REIT to a C-Corp.
The Company uses FFO, Core FFO and AFFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs, and such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations and assesses the Company's ability to meet distribution requirements. The Company also believes that, as widely recognized measures of the performance of REITs, FFO, Core FFO and AFFO will be used by investors as a basis to compare its operating performance and ability to meet distribution requirements with that of other REITs. However, because FFO, Core FFO and AFFO exclude depreciation and amortization and do not capture changes in the value of the Company’s properties that resulted from use or market conditions, which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited.
FFO, Core FFO and AFFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO, Core FFO and AFFO should be considered only as supplements to GAAP net income as measures of the Company’s performance and to cash flows from operating activities computed in accordance with GAAP. Additionally, Core FFO and AFFO exclude the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

Digital Operating Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA: The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight-line rental income/expense adjustments and amortization of acquired above- and below-market lease adjustments to rental income, revenues and corresponding costs related to the delivery of installation services, equity-based compensation expense, restructuring and transaction related costs, the impact of other impairment charges, gains or losses from sales of undepreciated land, gains or losses from foreign currency remeasurements, and gains or losses on early extinguishment of debt and hedging instruments. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. EBITDAre represents a widely known supplemental measure of performance, EBITDA, but for real estate entities, which we believe is particularly helpful for generalist investors in REITs. EBITDAre depicts the operating performance of a real estate business independent of its capital structure, leverage and non-cash items, which allows for comparability across real estate entities with different capital structure, tax rates and depreciation or amortization policies. Additionally, exclusion of gains on disposition and impairment of depreciated real estate, similar to FFO, also provides a reflection of ongoing operating performance and allows for period-over-period comparability. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.

Digital Investment Management Fee Related Earnings (FRE): The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense excluding equity-based compensation, carried interest and incentive compensation, administrative expenses (excluding fund raising placement agent fee expenses), and other operating expenses related to the investment management business. The Company's calculation of FRE excludes expenses related to new strategies which have 1) not yet held a first close raising FEEUM or 2) for products which may be terminated solely at the Company’s discretion and have never achieved break-even FRE, in which case related revenues are also excluded (both collectively the “Start-up Net G&A”). The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the overall digital investment management business.

In evaluating the information presented throughout this financial supplemental report see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical data in this presentation may include certain adjustments from prior reported data at the historical period.

DigitalBridge | Supplemental Financial Report

Note Regarding DBRG Reportable Segments / Consolidated and OP Share of Consolidated Amounts

This presentation includes supplemental financial information for the following segments:

Digital Investment Management (Digital IM)
This business encompasses the investment and stewardship of third party capital in digital infrastructure and real estate. The Company's flagship opportunistic strategy is conducted through DBP I, DBP II and separately capitalized vehicles while other strategies, including digital credit and public equities, will be or are conducted through other investment vehicles. The Company earns management fees, generally based on the amount of assets or capital managed in investment vehicles, and has the potential to earn carried interest and incentive fees based on the performance of such investment vehicles subject to achievement of minimum return hurdles.

Digital Operating
This business is composed of balance sheet equity interests in digital infrastructure and real estate operating companies, which generally earns rental income from providing use of space and/or capacity in or on digital assets through leases, services and other agreements. The Company currently owns interests in two companies, DataBank's enterprise data centers, including zColo, and Vantage stabilized hyperscale data centers, which are also portfolio companies under Digital IM for the equity interests owned by third party capital.

Corporate and Other
This segment is composed of the Company's remaining non-core activities and corporate level activities.

Non-core activities are composed of the Company's equity interests in: (i) digital investment vehicles, the largest of which is the Company’s investments and commitments to DBP flagship funds, and seed investments in various strategies such as digital liquid and digital credit; and (ii) remaining non-digital investments, primarily the Company’s interest in BrightSpire Capital, Inc. (BRSP), that are expected to be monetized over an extended period beyond the near term. These non-core activities generate largely equity method earnings or losses and to a lesser extent, revenues in the form of interest income or dividend income from warehoused investments and consolidated investment vehicles. Effective the third quarter of 2021, non-core activities are no longer presented separately as the Digital Other and Other segments, which is consistent with and reflects management's focus on its core digital operations and overall simplification of the Company's business.

Corporate level activities include corporate level cash and corresponding interest income, corporate level financing and related interest expense and preferred dividends, corporate level transaction costs, costs in connection with unconsummated investments, costs incurred as manager of the Company's investment vehicles and income for reimbursement of these costs, fixed assets for administrative use, compensation expense not directly attributable to reportable segments, corporate level administrative and overhead costs, and adjustments to eliminate intercompany fees. Costs which are directly attributable, or otherwise can be subjected to a reasonable and systematic allocation, have been allocated to each of the reportable segments. Elimination adjustment pertains to fee income earned by the Digital Investment Management segment from third party capital in investment vehicles managed by the Company and consolidated within the Digital Operating segment and in Corporate and Other.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary DigitalBridge Operating Company, LLC or the “DBRG OP”) and noncontrolling interests. Figures labeled as DBRG OP share represent the Company’s pro-rata share.

DigitalBridge | Supplemental Financial Report

Table of Contents

			Page
I.	Financial Overview
	a.	Summary Financial Metrics	6
II.	Financial Results
	a.	Balance Sheet Consolidated & Noncontrolling Interests’ Share	7
	b.	Consolidated Segment Operating Results	8
	c.	Noncontrolling Interests’ Share Segment Operating Results	9
	d.	Segment Reconciliation of Net Income to FFO, Core FFO, AFFO, DE and Adjusted EBITDA	10-11
III.	Capitalization
	a.	Debt Summary	12
	b.	Secured Fund Fee Revenue Notes and Variable Funding Notes	13
	c.	Convertible/Exchangeable Notes & Perpetual Preferred Stock	14
	d.	Organization Structure	15
IV.	Assets Under Management		16
V.	Digital Investment Management		17
VI.	Digital Operating		18-20
VII.	Other		21

Appendices
	Reconciliations of Digital IM Adjusted EBITDA/FRE and Digital Operating Adjusted EBITDA to Net Income (Loss)		23
	Reconciliations of Core FFO, AFFO, DE and Adjusted EBITDA to Net Income (Loss)		24-25
	Definitions		26

DigitalBridge | Supplemental Financial Report	5

Ia. Summary Financial Metrics

($ and shares in thousands, except per share data and as noted) (Unaudited)
	3/31/2022 - 1Q22	12/31/2021 - 4Q21	9/30/2021 - 3Q21	6/30/2021 - 2Q21	3/31/2021 - 1Q21	12/31/2020 - 4Q20	9/30/2020- 3Q20	6/30/2020 - 2Q20
Financial Data
Net income (loss) attributable to common stockholders	$(262,316)	$(20,686)	$41,036	$(141,260)	$(264,806)	$(140,575)	$(205,784)	$(2,042,790)
Net income (loss) attributable to common stockholders per basic share	(0.46)	(0.04)	0.08	(0.29)	(0.56)	(0.30)	(0.44)	(4.33)
Core FFO	2,941	(4,255)	2,049	(4,814)	(9,987)	(25,140)	(30,710)	(29,250)
Core FFO per basic share	—	(0.01)	—	(0.01)	(0.02)	(0.05)	(0.06)	(0.05)
AFFO and Distributable Earnings ("DE")	1,569	(5,352)	700	(5,578)	(10,213)	(25,373)	(31,010)	(29,470)
AFFO and DE per basic share	—	(0.01)	—	(0.01)	(0.02)	(0.05)	(0.06)	(0.05)
Adjusted EBITDA	20,494	20,957	17,622	15,377	12,538	(2,444)	(5,519)	(5,236)

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$11,232,157	$14,197,816	$15,442,981	$15,921,346	$16,625,250	$20,200,560	$19,043,050	$16,183,534
DBRG OP share of consolidated assets	3,561,501	6,233,158	6,086,259	6,929,390	7,324,784	10,119,834	10,087,808	10,622,322
Total consolidated debt(1)	5,187,597	4,922,722	4,621,240	3,919,255	7,023,226	7,931,458	7,165,859	9,612,525
DBRG OP share of consolidated debt(1)	1,458,886	1,366,528	1,391,943	1,073,609	3,392,620	3,853,642	3,683,660	7,147,356
Basic shares and OP units outstanding(2)	649,845	620,553	547,162	545,815	538,908	535,217	535,473	535,201
Liquidation preference of perpetual preferred equity	883,500	883,500	947,500	1,033,750	1,033,750	1,033,750	1,033,750	1,033,750
Insider ownership of shares and OP units	3.6%	3.5%	4.0%	4.0%	9.4%	9.4%	10.0%	9.9%
Digital Assets Under Management ("AUM") (in billions)	$46.6	$45.3	$37.8	$34.9	$32.0	$30.0	$23.3	$21.6
Digital Fee Earning Equity Under Management ("FEEUM") (in billions)	$18.8	$18.3	$16.5	$14.5	$12.9	$12.8	$8.6	$7.7

Digital Key Metrics
Digital IM FRE	24,604	34,790	33,659	27,680	20,138	6,415	10,731	10,530
Digital IM FRE - DBRG OP share	16,989	23,757	22,922	19,470	13,583	3,893	8,148	10,531
Digital Operating Adjusted EBITDA	88,659	84,529	80,886	81,995	82,287	59,716	45,177	16,453
Digital Operating Adjusted EBITDA - DBRG OP share	15,497	14,200	13,636	13,776	13,948	9,620	6,914	3,294
Digital and Corporate Debt	5,187,597	4,856,222	4,617,240	3,919,255	3,869,338	3,758,345	3,077,861	1,517,507
Digital and Corporate Debt - DBRG OP share	1,458,886	1,300,028	1,387,943	1,073,609	1,027,520	1,059,881	886,765	1,105,605
Other digital net carrying value	672,130	532,969	503,106	424,345	353,776	353,194	256,451	161,287
Other digital net carrying value - DBRG OP share	495,825	358,178	339,634	269,488	243,726	254,718	210,396	144,388
Number of BRSP shares owned by DigitalBridge	34,991	34,991	34,991	44,478	44,474	44,474	44,473	44,473
Digital and Corporate net assets & other non-digital assets net carrying value - DBRG OP share	1,053,640	1,085,397	654,576	439,747	283,133	493,388	330,965	876,926
Notes:
(1)    Represents principal balance and excludes debt issuance costs, discounts and premiums.
(2)     Includes common shares and OP units outstanding, vested and unvested restricted stock and vested director share units. Based on the performance of the Company's class A common stock price during the three months ended March 31, 2022 and the results of certain Company-specific metrics as of March 31, 2022, excluded are class A common shares that are contingently issuable in relation to performance stock units and unvested shares related to LTIP units of 8.7 million and net settlement for the exercise of warrants held by Wafra of 11.8 million. Also excluded are class A shares issuable in relation to an assumed exchange of the Company's remaining 5.75% senior notes of 34.1 million.

DigitalBridge | Supplemental Financial Report	6

IIa. Financial Results - Balance Sheet

($ in thousands, except per share data) (unaudited)	As of March 31, 2022
	Consolidated	Non Controlling Interests' Share
Assets
Cash and cash equivalents	$1,117,688	$253,766
Restricted cash	106,332	84,351
Real estate, net	5,628,072	4,673,487
Loans receivable	504,739	6,643
Equity and debt investments	940,601	346,796
Goodwill	761,368	739,303
Deferred leasing costs and intangible assets, net	1,225,487	975,113
Assets held for disposition	151,307	—
Other assets	746,176	615,929
Due from affiliates	50,387	(24,732)
Total assets	$11,232,157	$7,670,656
Liabilities
Debt, net	$5,123,246	$3,686,080
Accrued and other liabilities	896,253	227,974
Intangible liabilities, net	34,459	28,956
Liabilities related to assets held for disposition	758	—
Dividends and distributions payable	15,759	—
Total liabilities	6,070,475	3,943,010
Commitments and contingencies
Redeemable noncontrolling interests	1,038,739	1,038,739
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $883,500 liquidation preference; 250,000 shares authorized; 35,340 shares issued and outstanding	854,232	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 597,480 shares issued and outstanding	5,974	—
Class B, 1,000 shares authorized; 666 shares issued and outstanding	7	—
Additional paid-in capital	7,356,363	—
Accumulated deficit	(6,838,497)	—
Accumulated other comprehensive income	12,753	—
Total stockholders’ equity	1,390,832	—
Noncontrolling interests in investment entities	2,688,907	2,688,907
Noncontrolling interests in Operating Company	43,204	—
Total equity	4,122,943	2,688,907
Total liabilities, redeemable noncontrolling interests and equity	$11,232,157	$7,670,656

DigitalBridge | Supplemental Financial Report	7

IIb. Financial Results - Consolidated Segment Operating Results

	Three Months Ended March 31, 2022
($ in thousands) (unaudited)	Digital Investment Management	Digital Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Property operating income	$—	$202,511	$—	$—	$202,511
Interest income	2	2	5,162	—	5,166
Fee income	43,637	—	(800)	—	42,837
Other income	1,254	9	5,682	—	6,945
Total revenues	44,893	202,522	10,044	—	257,459
Expenses
Property operating expense	—	84,003	—	—	84,003
Interest expense	2,502	36,184	5,344	—	44,030
Investment expense	1,140	8,016	409	—	9,565
Transaction-related costs	—	—	165	—	165
Depreciation and amortization	5,276	122,891	400	—	128,567
Compensation expense
Cash and equity-based compensation	24,808	19,956	20,778	—	65,542
Carried interest and incentive fee compensation	(20,352)	—	—	—	(20,352)
Administrative expenses	4,171	6,899	16,815	—	27,885
Total expenses	17,545	277,949	43,911	—	339,405
Other income (loss)
Gain on sale of real estate assets	—	—	—	—	—
Other gain (loss), net	(3,055)	956	(147,782)	—	(149,881)
Equity method earnings (loss)	17	—	19,190	—	19,207
Equity method earnings (loss) - carried interest	(31,079)	—	—	—	(31,079)
Income (loss) before income taxes	(6,769)	(74,471)	(162,459)	—	(243,699)
Income tax benefit (expense)	(2,374)	330	9,457	—	7,413
Income (loss) from continuing operations	(9,143)	(74,141)	(153,002)	—	(236,286)
Income (loss) from discontinued operations	—	—	—	(107,398)	(107,398)
Net income (loss)	(9,143)	(74,141)	(153,002)	(107,398)	(343,684)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	(3,266)	—	(7,954)	—	(11,220)
Investment entities	2,349	(60,196)	977	(6,175)	(63,045)
Operating Company	(624)	(1,121)	(12,982)	(8,135)	(22,862)
Net income (loss) attributable to DigitalBridge Group, Inc.	(7,602)	(12,824)	(133,043)	(93,088)	(246,557)
Preferred stock redemption	—	—	—	—	—
Preferred stock dividends	—	—	15,759	—	15,759
Net income (loss) attributable to common stockholders	$(7,602)	$(12,824)	$(148,802)	$(93,088)	$(262,316)

DigitalBridge | Supplemental Financial Report	8

IIc. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended March 31, 2022
($ in thousands) (unaudited)	Digital Investment Management	Digital Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Property operating income	$—	$166,128	$—	$—	$166,128
Interest income	1	1	18	—	20
Fee income	13,717	—	—	—	13,717
Other income	558	7	280	—	845
Total revenues	14,276	166,136	298	—	180,710
Expenses
Property operating expense	—	68,797	—	—	68,797
Interest expense	—	29,150	47	—	29,197
Investment expense	359	6,852	6	—	7,217
Depreciation and amortization	1,655	101,584	—	—	103,239
Compensation expense
Cash and equity-based compensation	5,732	15,055	—	—	20,787
Carried interest and incentive fee compensation	4,007	—	—	—	4,007
Administrative expenses	1,299	5,324	302	—	6,925
Total expenses	13,052	226,762	355	—	240,169
Other income (loss)
Other gain (loss), net	(569)	830	(8,774)	—	(8,513)
Equity method earnings (loss)	7	—	1,853	—	1,860
Equity method earnings (loss) - carried interest	7,863	—	—	—	7,863
Income (loss) before income taxes	8,525	(59,796)	(6,978)	—	(58,249)
Income tax benefit (expense)	(25)	266	—	—	241
Net income (loss)	8,500	(59,530)	(6,978)	—	(58,008)
Income (loss) from discontinued operations	—	—	(6,174)	—	(6,174)
Non-pro rata allocation of income (loss) to NCI	(9,417)	(666)	—	—	(10,083)
Net income (loss) attributable to noncontrolling interests	$(917)	$(60,196)	$(13,152)	$—	$(74,265)

DigitalBridge | Supplemental Financial Report	9

IId. Financial Results - Segment Reconciliation of Net Income to FFO, Core FFO, AFFO, DE and Adjusted EBITDA

	OP pro rata share by segment					Amounts attributable to noncontrolling interests	DBRG consolidated as reported
($ in thousands; for the three months ended March 31, 2022; and unaudited)	Digital IM	Digital Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(7,602)	$(12,824)	$(148,802)	$(93,088)	$(262,316)	$—	$(262,316)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(624)	(1,121)	(12,982)	(8,135)	(22,862)	—	(22,862)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(8,226)	(13,945)	(161,784)	(101,223)	(285,178)	—	(285,178)

Adjustments for FFO:
Real estate depreciation and amortization	—	20,343	2,279	804	23,426	98,318	121,744
Impairment of real estate	—	—	—	8,577	8,577	15,222	23,799
Gain from sales of real estate	—	—	—	6	6	(3)	3
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	(113,537)	(113,537)
FFO	$(8,226)	$6,398	$(159,505)	$(91,836)	$(253,169)	$—	$(253,169)

Additional adjustments for Core FFO:
Adjustment to BRSP cash dividend	—	—	(8,399)	(690)	(9,089)	—	(9,089)
Equity-based compensation expense	2,652	465	5,878	6,619	15,614	3,106	18,720
Straight-line rent revenue and expense	122	152	(856)	(942)	(1,524)	(1,024)	(2,548)
Amortization of acquired above- and below-market lease values, net	—	22	—	(338)	(316)	68	(248)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	309	817	423	87,819	89,368	9,097	98,465
Non-real estate fixed asset depreciation, amortization and impairment	69	964	400	781	2,214	8,918	11,132
Restructuring and transaction-related charges(1)	3,432	—	14,520	6,205	24,157	511	24,668
Non-real estate (gains) losses, excluding realized gains or losses of digital assets within the Corporate and Other segment	(185)	(125)	133,293	1,385	134,368	(4,144)	130,224
Net unrealized carried interest	10,643	—	—	—	10,643	2,435	13,078
Deferred taxes and tax effect on certain of the foregoing adjustments	(259)	(63)	—	—	(322)	(267)	(589)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	(18,700)	(18,700)
Less: Core FFO from discontinued operations	—	—	—	(9,003)	(9,003)	—	(9,003)
Core FFO	$8,557	$8,630	$(14,246)	$—	$2,941	$—	$2,941

Additional adjustments for AFFO:
Recurring capital expenditures	—	(1,372)	—	—	(1,372)	—	(1,372)
AFFO and DE	$8,557	$7,258	$(14,246)	$—	$1,569	$—	$1,569

Notes:
(1)    Restructuring and non-recurring items primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.

DigitalBridge | Supplemental Financial Report	10

IId. Financial Results - Segment Reconciliation of Net Income to FFO, Core FFO, AFFO, DE and Adjusted EBITDA

	OP pro rata share by segment
($ in thousands; for the three months ended March 31, 2022; and unaudited)	Digital IM	Digital Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
Core FFO	$8,557	$8,630	$(14,246)	$—	$2,941
Less: Earnings of equity method investments	(9)	—	(6,682)	—	(6,691)
Plus: Preferred dividends	—	—	15,759	—	15,759
Plus: Core interest expense(1)	2,193	6,216	4,871	—	13,280
Plus: Core tax expense(1)	2,608	—	(9,457)	—	(6,849)
Plus: Non pro-rata allocation of income (loss) to NCI	231	—	—	—	231
Less: Net realized carried interest, incentive fees, and other adjustments	1,172	—	—	—	1,172
Plus: Digital Operating installation services, transaction, investment and servicing costs	—	651	—	—	651
Adjusted EBITDA (DBRG OP Share)	$14,752	$15,497	$(9,755)	$—	$20,494

Notes:
(1)    Excludes components that are included in adjustments for Core FFO.

DigitalBridge | Supplemental Financial Report	11

IIIa. Capitalization - Debt Summary

($ in thousands; as of March 31, 2022)
Consolidated debt	Payments due by period(1)
	2022	2023	2024	2025	2026 and after	Total
Investment-level debt:
Digital Operating - Fixed	$4,673	$219,792	$600,753	$700,000	$2,119,690	$3,644,908
Digital Operating - Variable	—	271,500	15,750	446,517	100,000	$833,767
Total Digital Operating	4,673	491,292	616,503	1,146,517	2,219,690	4,478,675
Corporate and Other debt:
2021-1, A-1 Variable Funding Notes	—	—	—	—	—	—
2021-1, Class A-2 Term Notes	—	—	—	—	300,000	300,000
Other (2)	—	119,000	11,500	—	—	130,500
Convertible/exchangeable senior notes	—	200,000	—	78,422	—	278,422
Total consolidated debt (3)	$4,673	$810,292	$628,003	$1,224,939	$2,519,690	$5,187,597

							Fixed/Variable	WA Interest Rate	WA Remaining Term
DBRG OP share of debt	Payments due by period(1)
	2022	2023	2024	2025	2026 and after	Total
Investment-level debt:
Digital Operating - Fixed	$614	$28,859	$78,879	$91,910	$379,462	$579,724	Fixed	2.4%	3.9
Digital Operating - Variable	—	57,843	3,148	89,259	19,990	$170,240	Variable	5.0%	2.8
Total Digital Operating	614	86,702	82,027	181,169	399,452	749,964		3.0%	3.7
Corporate and Other debt:
2021-1, A-1 Variable Funding Notes	—	—	—	—	—	—	Variable	N/A	4.5
2021-1, Class A-2 Term Notes	—	—	—	—	300,000	300,000	Fixed	3.9%	4.5
Other (2)	—	119,000	11,500	—	—	130,500	Variable	2.1%	1.4
Convertible/exchangeable senior notes	—	200,000	—	78,422	—	278,422	Fixed	5.2%	1.7
Total DBRG share of debt (3)	$614	$405,702	$93,527	$259,591	$699,452	$1,458,886

Digital and Corporate Net Assets					Consolidated amount	DBRG OP share of consolidated amount
Cash and cash equivalents, restricted cash and other assets					$1,967,303	$1,099,320
Accrued and other liabilities and dividends payable					903,419	286,083
Net assets					$1,063,884	$813,237

Notes:
(1)    Maturity dates are based on initial maturity dates or extended maturity dates, where applicable, the extension option is at the Company’s discretion and if the criteria to extend have been met as of the reporting date.
(2)    In the third quarter of 2021, the Company entered into a credit facility to fund the acquisition of loans that are warehoused for a future securitization vehicle.
(3)    Excluded from above presentation is debt of assets which are presented under discontinued operations.

DigitalBridge | Supplemental Financial Report	12

IIIb. Capitalization - DBRG Series 2021-1

($ in thousands, as of March 31, 2022)
Class A-2 Term Notes
Amount outstanding	$300,000
Interest rate	3.933%
Anticipated Repayment Date (ARD)	September 25, 2026
Kroll Rating	BBB

Class A-1 Variable Funding Notes
Maximum Available	$300,000	(1)
Amount outstanding	$—
Interest Rate	1M Term SOFR + 3.00%	(1)
Fully extended Anticipated Repayment Date (ARD)(2)	September 25, 2026

Financial covenants:	Covenant level
Debt Service Coverage Ratio(3)	Minimum 1.75x
Loan to Value Ratio(4)	Less than 35.0%
Investment Management Expense Ratio(5)	Less than 60.0%
Company status: As of May 4, 2022, DBRG is meeting all required covenant threshold levels.

Notes:
(1)    Effective April 1, 2022, the maximum principal amount of the Series 2021-1 Class A-1 Variable Funding Notes increased to $300 million and Term SOFR replaced LIBOR as the benchmark for accruing interest on the Series 2021-1 Class A-1 Variable Funding Notes.
(2)    Anticipated Repayment Date is September 25, 2026 including two 1-year extension options subject to 1) either rating agency confirmation and consent of VFN noteholders are obtained or DSCR exceeding 1.75x, 2) term notes rating not less than BBB- 3) the payment of a 0.05% extension fee and 4) other customary conditions.
(3)    Debt service coverage ratio covenant thresholds: minimum of 1.75x for ability to borrow from the VFN; below 1.75x to 1.50x = 50% cash trap; below 1.50x to 1.20x = 100% cash trap; and below 1.20x = cash sweep.
(4)    100% cash sweep until LTV is less than 35%.
(5)    50% cash sweep until ratio is less than 60%.

DigitalBridge | Supplemental Financial Report	13

IIIc. Capitalization - Convertible/Exchangeable Notes & Perpetual Preferred Stock

($ in thousands; except per share data; as of March 31, 2022)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
5.75% Exchangeable senior notes	$78,422	July 15, 2025	5.75% fixed	$2.30	434.7826	34,097
5.0% Convertible senior notes	200,000	April 15, 2023	5.00% fixed	15.76	63.4700	12,694
Total convertible debt	$278,422

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series H 7.125% cumulative redeemable perpetual preferred stock	223,500	8,940	Callable
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$883,500	35,340

Notes:
(1)    Callable at principal amount only if DBRG common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days: on or after July 21, 2023, for the 5.75% exchangeable senior notes and on or after April 22, 2020, for the 5.0% convertible senior notes.

DigitalBridge | Supplemental Financial Report	14

IIId. Capitalization - Organization Structure

Subordinate
Common Stock
$884M Preferred Stock (Redemption Value)
$200M Convertible Senior Notes
DigitalBridge Group, Inc. (DBRG)
~ 92%
OP Unit Holders
~ 8%
Corporate Debt
$78M Exchangeable Senior Notes
DigitalBridge Operating Company, LLC ("DBOC")
Non-Recourse to DBRG and DBOC Investment Level Debt and Securitized Fund Fee Revenue Notes
"DBRG Series 2021-1" $300M Term Notes (Class A-2) and $300M VFN Notes (Class A-1)
$750M Digital Operating
$131M Digital Other (CLO)
Subsidiaries of DBOC

DigitalBridge | Supplemental Financial Report	15

IV. Assets Under Management

($ in millions)	DBRG OP Share
Segment	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20

Digital Investment Management	$44,517	$43,619	$36,337	$33,551	$30,711	$28,577	$22,237	$21,015
Digital Operating	1,460	1,233	1,157	1,093	1,073	1,087	724	300
Other (1)	1,848	6,427	11,880	13,790	14,397	22,300	23,853	24,392

Total AUM	$47,825	$51,279	$49,374	$48,434	$46,181	$51,964	$46,814	$45,707

Notes:
(1)    March 31, 2022 includes $1.2 billion of non-digital assets.

DigitalBridge | Supplemental Financial Report	16

V. Digital Investment Management

($ in millions)
AUM DBRG OP Share	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
DigitalBridge Partners I	$5,766	$6,180	$6,180	$6,003	$5,931	$6,089	$5,686	$5,665
DigitalBridge Partners II	10,687	10,430	8,005	6,431	4,775	3,241	—	—
Separately Capitalized Portfolio Companies	7,111	6,882	10,147	10,254	9,893	8,947	8,273	9,556
Co-Investment (Sidecar) Capital	19,907	19,311	11,417	10,273	9,591	9,857	8,181	5,692
Liquid and Other Strategies	1,046	816	588	590	521	443	97	102
Digital IM AUM	$44,517	$43,619	$36,337	$33,551	$30,711	$28,577	$22,237	$21,015

FEEUM DBRG OP Share	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
DigitalBridge Partners I	$3,034	$3,215	$3,040	$3,081	$3,179	$3,756	$3,756	$3,756
DigitalBridge Partners II	7,996	8,001	7,146	5,519	3,964	3,217	—	—
Separately Capitalized Portfolio Companies	2,372	2,148	2,576	2,576	2,534	2,777	2,603	3,019
Co-Investment (Sidecar) Capital	4,370	4,105	3,184	2,817	2,744	2,655	2,042	841
Liquid and Other Strategies	1,013	786	510	512	432	437	153	127
Digital IM FEEUM (3/31/22 Annual IM Fee Rate = 0.93%)	$18,785	$18,255	$16,456	$14,505	$12,853	$12,842	$8,554	$7,743

($ in thousands)
Digital IM FRE	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20
Fee income	$43,155	$43,145	$37,751	$33,304	$28,917	$24,191	$19,172	$18,987
Fee income, other (1)	523	8,787	12,809	8,996	2,148	862	876	1,306
Other income	251	273	483	84	54	183	87	552
Compensation expense—cash	(17,675)	(16,275)	(16,933)	(14,426)	(10,852)	(18,353)	(9,414)	(9,208)
Administrative expenses	(4,012)	(3,446)	(2,675)	(2,337)	(2,067)	(2,310)	(1,832)	(2,330)
Exclude: Start-up Net G&A of certain new strategies	2,362	2,306	2,224	2,059	1,938	1,842	1,842	1,223
Digital IM FRE (2)	$24,604	$34,790	$33,659	$27,680	$20,138	$6,415	$10,731	$10,530

DBRG OP share of Digital IM FRE(3)	$16,989	$23,757	$22,922	$19,470	$13,583	$3,893	$8,148	$10,531

Notes:
(1)    Includes service fee income and one time catch-up fees earned, which are customary fees paid on newly raised 3rd party capital as if it were raised on the first closing date.
(2)    For reconciliations of net income / (loss) to FRE, please refer to the Appendices section of this presentation.
(3)    In July 2020, the Company closed on a strategic investment from Wafra for a 31.5% ownership stake in the Digital Investment Management business. Represents the Company interest after deducting Wafra's 31.5% interest.

DigitalBridge | Supplemental Financial Report	17

VI. Digital Operating

($ in millions, unless otherwise noted)
Portfolio Overview	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Consolidated amount
Asset(1)	$8,397	$7,624	$7,211	$6,736	$6,633	$6,248	$4,925	$1,496
Debt(2)(3)	(4,479)	(4,217)	(3,817)	(3,374)	(3,369)	(3,227)	(2,546)	(515)
Net Carrying Value - Consolidated	$3,918	$3,407	$3,394	$3,362	$3,264	$3,021	$2,379	$981

DBRG OP share of consolidated amount
Asset(1)	$1,460	$1,233	$1,157	$1,093	$1,073	$1,087	$724	$300
Debt(2)(3)	(746)	(661)	(588)	(529)	(528)	(536)	(355)	(103)
Net Carrying Value - DBRG OP share	$714	$572	$569	$564	$545	$551	$369	$197

DBRG net carrying value % interest	18%	17%	17%	17%	17%	18%	16%	20%

($ in millions, unless otherwise noted)
Operating Metrics (4)	3/31/2022 - 1Q22	12/31/2021 - 4Q21	9/30/2021 - 3Q21	6/30/2021 - 2Q21	3/31/2021 - 1Q21	12/31/2020 - 4Q20	9/30/2020- 3Q20	6/30/2020 - 2Q20
Number of Data Centers	78	78	76	76	76	32	32	20
Max Critical I.T. Square Feet	1,980,317	1,949,144	1,819,946	1,809,943	1,791,781	1,138,048	1,137,866	456,649
Leased Square Feet	1,608,378	1,552,517	1,467,420	1,439,291	1,423,322	967,879	945,640	316,697
% Utilization Rate	81.2%	79.7%	80.6%	79.5%	79.4%	85.0%	83.1%	69.4%
MRR (Annualized)	$812.3	$790.4	$773.1	$750.2	$743.0	$442.0	$374.0	$171.4
Bookings (Annualized)	$14.2	$15.3	$16.6	$16.4	$23.0	$6.0	$9.4	$6.6
Quarterly Churn (% of Prior Quarter MRR)	.9%	1.9%	1.3%	1.3%	1.3%	.8%	.8%	1.7%

Notes:
(1)    Includes all components related to real estate assets, including tangible real estate and lease-related intangibles and cash.
(2)    Represents unpaid principal balance.
(3)    For the first quarter 2022, in addition to debt presented, the Digital Operating segment has $141 million consolidated, or $27 million DBRG OP share, of finance lease obligations, which represents the present value of payments on leases classified as finance leases, in the Other Liabilities line item on the Company’s Balance Sheet.
(4)    Operating metrics presented include assets owned entirely during the presented period. Data of assets acquired within a quarter are included in the following quarter.

DigitalBridge | Supplemental Financial Report	18

VI. Digital Operating

($ in thousands)
Digital Operating Adjusted EBITDA	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20
Consolidated amount
Total revenues	$202,522	$189,938	$194,966	$189,093	$189,202	$127,546	$98,549	$42,021
Property operating expenses	(84,003)	(78,950)	(80,226)	(77,140)	(79,862)	(47,224)	(37,544)	(18,055)
Compensation and administrative expenses	(26,855)	(28,879)	(29,766)	(28,488)	(25,947)	(16,982)	(11,863)	(10,464)
Investment, servicing and commission expenses	(8,016)	(5,153)	(4,862)	(5,255)	(6,565)	(3,329)	(2,362)	(696)
Other gain/loss, net	956	(1,226)	285	(349)	(3)	(200)	(45)	—
EBITDAre:	$84,604	$75,730	$80,397	$77,861	$76,825	$59,811	$46,735	$12,806
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(377)	370	482	(98)	(399)	(2,607)	(2,106)	1,837
Compensation expense—equity-based	752	1,918	308	308	308	728	148	296
Installation services	—	2,097	(4,058)	576	880	429	(65)	493
Transaction, restructuring & integration costs	4,636	3,188	4,042	2,999	4,670	1,155	420	1,021
Other gain/loss, net	(956)	1,226	(285)	349	3	200	45	—
Digital Operating Adjusted EBITDA - Consolidated (1)	$88,659	$84,529	$80,886	$81,995	$82,287	$59,716	$45,177	$16,453

DBRG OP share of consolidated amount
Total revenues	$36,882	$32,464	$33,771	$32,624	$32,741	$21,013	$15,600	$8,413
Property operating expenses	(15,614)	(13,740)	(14,115)	(13,690)	(14,165)	(7,911)	(6,026)	(3,615)
Compensation and administrative expenses	(5,752)	(5,457)	(5,615)	(5,350)	(4,888)	(3,276)	(2,310)	(2,095)
Investment, servicing and commission expenses	(1,169)	(732)	(709)	(819)	(1,090)	(433)	(290)	(139)
Other gain/loss, net	125	(238)	61	(69)	(1)	(26)	(6)	—
EBITDAre:	$14,472	$12,297	$13,393	$12,696	$12,597	$9,367	$6,968	$2,564
Straight-line rent expenses and amortization of above- and below-market lease intangibles	195	244	295	247	192	(250)	(154)	368
Compensation expense—equity-based	164	384	62	62	62	146	30	59
Installation services	—	419	(812)	115	176	86	(13)	99
Transaction, restructuring & integration costs	791	618	759	587	920	245	77	204
Other gain/loss, net	(125)	238	(61)	69	1	26	6	—
Digital Operating Adjusted EBITDA - DBRG OP share	$15,497	$14,200	$13,636	$13,776	$13,948	$9,620	$6,914	$3,294

Notes:
(1)    For reconciliations of net income/(loss) to Adjusted EBITDA, please refer to the Appendices section of this presentation.

DigitalBridge | Supplemental Financial Report	19

VI. Digital Operating

Capital Expenditures
Consolidated amount	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20
Recurring capital expenditures	$7,418	$6,410	$7,387	$4,423	$1,220	$1,416	$1,551	$1,101
Non-recurring capital expenditures	84,668	94,018	42,841	40,460	34,652	37,534	20,423	19,738
Total capital expenditures	$92,086	$100,428	$50,228	$44,883	$35,872	$38,950	$21,974	$20,839

Leasing Commissions	$1,266	$1,535	$1,233	$5,024	$775	$545	$539	$1,831

DBRG OP share of consolidated amount
Recurring capital expenditures	$1,372	$1,097	$1,349	$764	$226	$233	$300	$220
Non-recurring capital expenditures	17,578	18,090	8,315	7,538	6,532	6,770	3,702	3,952
Total capital expenditures	$18,950	$19,187	$9,664	$8,302	$6,758	$7,003	$4,002	$4,172

Leasing Commissions	$308	$307	$213	$756	$155	$109	$108	$366

DigitalBridge | Supplemental Financial Report	20

VII. Other

($ in thousands, as of March 31, 2022)
Consolidated amount	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20
DBRG's GP Co-investment in DBP I and II Investments	$248,663	$242,856	$230,972	$225,411	$173,831	$171,204	$184,829	$120,193
Equity interests in digital investment vehicles, seed investments and CLOs	423,467	290,113	$272,134	$198,934	$179,945	$181,990	$71,622	$41,094
Other - digital assets net carrying value	$672,130	$532,969	$503,106	$424,345	$353,776	$353,194	$256,451	$161,287

DBRG OP share of consolidated amount
DBRG's GP Co-investment in DBP I and II Investments	$187,247	$183,612	$173,732	$171,012	$160,342	$157,610	$176,329	$117,213
Equity interests in digital investment vehicles, seed investments and CLOs	308,578	174,566	$165,902	$98,476	$83,384	$97,108	$34,067	$27,175
Other - digital assets net carrying value	$495,825	$358,178	$339,634	$269,488	$243,726	$254,718	$210,396	$144,388

DigitalBridge | Supplemental Financial Report	21

Appendices

DigitalBridge | Supplemental Financial Report	22

Reconciliations of Digital IM Adjusted EBITDA/FRE and Digital Operating Adjusted EBITDA to Net Income (Loss)

($ in thousands)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20
Digital IM net income (loss)	$(9,143)	$28,194	$39,272	$15,786	$7,663	$2,702	$3,799	$2,424
Adjustments:
Interest expense (income)	2,500	2,499	2,250	—	(1)	(1)	(2)	—
Investment and servicing expense (income)	138	(12)	—	—	32	204	—	—
Depreciation and amortization	5,276	5,928	8,242	6,298	8,912	6,421	10,259	6,605
Compensation expense—equity-based	7,133	4,527	4,673	1,837	1,533	655	189	682
Compensation expense—carried interest and incentive	(20,352)	25,921	31,736	8,266	(33)	994	912	—
Administrative expenses—straight-line rent	159	75	74	50	(2)	(1)	14	16
Administrative expenses—placement agent fee	—	880	3,069	6,959	59	1,202	—	—
Incentive/performance fee income	40	(5,720)	(1,313)	(4,489)	—	—	—	—
Equity method (earnings) losses	31,062	(31,608)	(59,196)	(11,203)	195	(6,744)	(6,394)	(277)
Other (gain) loss, net	3,055	(52)	(461)	(119)	(165)	(102)	(32)	8
Income tax (benefit) expense	2,374	1,852	3,089	2,236	7	(757)	144	(151)
Digital IM Adjusted EBITDA	$22,242	$32,484	$31,435	$25,621	$18,200	$4,573	$8,889	$9,307
Exclude: Start-up Net G&A of certain new strategies	2,362	2,306	2,224	2,059	1,938	1,842	1,842	1,223
Digital IM FRE	$24,604	$34,790	$33,659	$27,680	$20,138	$6,415	$10,731	$10,530

	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20
Digital Operating net income (loss) from continuing operations	(74,141)	(83,909)	(71,822)	(10,850)	(64,260)	(53,591)	(38,795)	(21,262)
Adjustments:
Interest expense	36,184	35,144	29,839	29,272	31,132	41,815	18,589	8,170
Income tax (benefit) expense	(330)	(1,941)	1,922	(66,788)	(12,268)	(6,967)	(6,091)	(2,673)
Depreciation and amortization	122,891	126,436	120,458	126,227	122,221	78,554	73,032	28,571
EBITDAre:	$84,604	$75,730	$80,397	$77,861	$76,825	$59,811	$46,735	$12,806
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(377)	370	482	(98)	(399)	(2,607)	(2,106)	1,837
Compensation expense—equity-based	752	1,918	308	308	308	728	148	296
Installation services	—	2,097	(4,058)	576	880	429	(65)	493
Transaction, restructuring & integration costs	4,636	3,188	4,042	2,999	4,670	1,155	420	1,021
Other gain/loss, net	(956)	1,226	(285)	349	3	200	45	—
Digital Operating Adjusted EBITDA	$88,659	$84,529	$80,886	$81,995	$82,287	$59,716	$45,177	$16,453

DigitalBridge | Supplemental Financial Report	23

Reconciliations of Core FFO, AFFO, DE and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20
Net income (loss) attributable to common stockholders	$(262,316)	$(20,686)	$41,036	$(141,260)	$(264,806)	$(140,575)	$(205,784)	$(2,042,790)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(22,862)	(1,946)	4,311	(14,980)	(27,896)	(15,411)	(22,651)	(225,057)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(285,178)	(22,632)	45,347	(156,240)	(292,702)	(155,986)	(228,435)	(2,267,847)

Adjustments for FFO:
Real estate depreciation and amortization	121,744	133,813	126,494	150,458	184,762	136,245	162,705	131,722
Impairment of real estate	23,799	(40,732)	(8,210)	242,903	106,077	31,365	142,767	1,474,262
Gain from sales of real estate	3	(197)	(514)	(2,969)	(38,102)	(26,566)	(12,332)	4,919
Less: Adjustments attributable to noncontrolling interests in investment entities	(113,537)	(89,727)	(95,512)	(162,021)	(188,496)	(79,874)	(146,905)	(329,601)
FFO	$(253,169)	$(19,475)	$67,605	$72,131	$(228,461)	$(94,816)	$(82,200)	$(986,545)

Additional adjustments for Core FFO:
Adjustment to BRSP cash dividend	(9,089)	(28,243)	9,478	(40,165)	55,648	(22,999)	(18,207)	328,222
Equity-based compensation expense	18,720	19,416	9,038	11,642	19,299	8,288	7,879	10,152
Straight-line rent revenue and expense	(2,548)	(1,986)	(1,925)	(2,309)	17,225	(6,403)	(6,281)	(5,240)
Amortization of acquired above- and below-market lease values, net	(248)	(333)	(172)	(1,498)	6,005	(1,229)	(1,440)	(531)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	98,465	36,685	7,651	10,196	45,627	25,034	4,296	10,080
Non-real estate fixed asset depreciation, amortization and impairment	11,132	13,324	13,616	19,996	20,563	4,885	12,754	13,390
Restructuring and transaction-related charges	24,668	29,977	19,501	5,174	34,482	21,887	13,044	8,864
Non-real estate (gains) losses, excluding realized gains or losses of digital assets within the Corporate and Other segment	130,224	(52,611)	11,319	(151,773)	267,812	193,948	84,995	740,038
Net unrealized carried interest	13,078	(7,375)	(27,953)	(6,485)	189	(5,734)	(5,170)	801
Preferred share redemption (gain) loss	—	2,127	2,865	—	—	—	—	—
Deferred taxes and tax effect on certain of the foregoing adjustments	(589)	8,195	1,663	(42,536)	(17,657)	(8,764)	(7,917)	(3,092)
Less: Adjustments attributable to noncontrolling interests in investment entities	(18,700)	(15,423)	12,438	146,687	(218,328)	(143,262)	(38,042)	(182,607)
Less: Core FFO from discontinued operations	(9,003)	11,467	(123,075)	(25,874)	(12,391)	4,025	5,579	37,218
Core FFO	$2,941	$(4,255)	$2,049	$(4,814)	$(9,987)	$(25,140)	$(30,710)	$(29,250)
Recurring capital expenditures	$(1,372)	$(1,097)	$(1,349)	$(764)	$(226)	$(233)	$(300)	$(220)
AFFO and DE	$1,569	$(5,352)	$700	$(5,578)	$(10,213)	$(25,373)	$(31,010)	$(29,470)

DigitalBridge | Supplemental Financial Report	24

Reconciliations of Core FFO, AFFO, DE and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20
Core FFO	$2,941	$(4,255)	$2,049	$(4,814)	$(9,987)	$(25,140)	$(30,710)	$(29,250)
Less: Earnings of equity method investments	(6,691)	(6,441)	(5,784)	(6,216)	(4,440)	—	—	—
Plus: Preferred dividends	15,759	16,139	17,456	18,516	18,516	18,516	18,516	18,516
Plus: Core interest expense(1)	13,280	13,775	14,160	11,834	12,387	11,972	12,234	12,625
Plus: Core tax expense(1)	(6,849)	631	(12,638)	(8,224)	(5,613)	(9,974)	(5,310)	(6,536)
Plus: Non pro-rata allocation of income (loss) to NCI	231	231	231	223	201	201	(751)	—
Plus: Placement fees	—	603	2,102	4,767	40	823	—	—
Less: Net realized carried interest, incentive fees, and other adjustments	1,172	(1,092)	(7)	(1,565)	11	140	248	(549)
Plus: Digital Operating installation services, transaction, investment and servicing costs	651	1,366	53	856	1,423	1,018	254	(42)
Adjusted EBITDA (DBRG OP Share)	$20,494	$20,957	$17,622	$15,377	$12,538	$(2,444)	$(5,519)	$(5,236)

Notes:
(1)    Excludes components that are included in adjustments for Core FFO.

DigitalBridge | Supplemental Financial Report	25

Definitions

Assets Under Management (“AUM”)
Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes DBRG OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Contracted Revenue Growth (“Bookings”)
The Company defines Bookings as either (1) a new data center customer contract for new or additional services over and above any services already being provided as well as (2) an increase in contracted rates on the same services when a contract renews. In both instances a booking is considered to be generated when a new contract is signed with the recognition of new revenue to occur when the new contract begins billing.

Churn
The Company calculates Churn as the percentage of MRR lost during the period divided by the prior period’s MRR. Churn is intended to represent data center customer contracts which are terminated during the period and not renewed.

DigitalBridge Operating Company, LLC (“DBRG OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Recurring Capital Expenditures
Represents capitalized expenditures including recurring maintenance repairs and improvements necessary to preserve the value of and maintain the functionality of the property, which are not expected to generate incremental revenue.

Non-recurring Capital Expenditures
Represents capitalized expenditures including major capital improvements for expansions, transformations and incremental improvements to the operating portfolio intended to result in increased revenues and Adjusted EBITDA at the property.

Max Critical I.T. Square Feet
Amount of total rentable square footage.

Monthly Recurring Revenue (“MRR”)
The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.

UPB: Unpaid Principal Balance

% Utilization Rate: Amount of leased square feet divided by max critical I.T. square feet.

DigitalBridge | Supplemental Financial Report	26